UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	2.01 COMPELTION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 1, 2005, the Registrant announced the completion of the previously announced acquisition of substantially all the assets of River Park Hospital located in Huntington, West Virginia, pursuant to an Asset Purchase Agreement dated June 9, 2005, and has purchased the stock of an affiliated management company through a Stock Purchase Agreement of the same date.

River Park Hospital is a 165-bed behavioral health facility offering programs for adults, adolescents, children and families.

The Registrant paid approximately $11.0 million in cash, which was paid out of available funds. No debt was incurred by the Registrant as a part of the transaction. The agreement also provides for additional variable payments in future years based on the future performance of the hospital.

The description of the transaction contained in this filing is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement and the Stock Purchase Agreement both dated June 9, 2005, incorporated herein by reference to Exhibit 10.3 and Exhibit 10.4, respectively, to the Registrant’s Current Report on Form 10-Q dated May 31, 2005.

A copy of the press release issued by the Company regarding the transaction is attached as an exhibit to this Report.

ITEM 9.01 EXHIBITS

(a) Exhibit 99.1 – Press Release dated August 1, 2005

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: August 4, 2005	By:	/s/ David K. Meyercord
David K. Meyercord
Senior Vice President – Administration
and General Counsel